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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 4 to Registration Statement No. 333-90836 of Noble International, Ltd. on Form S-2 of our report dated March 11, 2002 (except for the last paragraph under the title, "New Accounting Pronouncements" contained in Note A, as to which the date is June 14, 2002) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.





/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Detroit, Michigan

September 30, 2002